Exhibit 11

                Statement Re: Computation of Earnings Per Share

                    UNITED BANKSHARES, INC. AND SUBSIDIARIES

                               Earnings Per Share

                                                                                For the Year Ended December 31
                                                                                1997         1996         1995
                                                                                ----         ----         ----
BASIC:
------

Average Number of Common Shares                                              29,954,116   30,281,260   29,966,308
                                                                            ===========  ===========  ===========


Net Income                                                                  $40,939,000  $30,512,000  $32,817,000
Preferred Dividends

                                                                            -----------  -----------  -----------
Available to Common Shares                                                  $40,939,000  $30,512,000  $32,817,000
                                                                            ===========  ===========  ===========

Earnings Per Common Share:                                                        $1.37        $1.01        $1.10
                                                                            ===========  ===========  ===========



DILUTED:
--------

Average Number of Common Shares                                              29,954,116   30,281,260   29,966,308
Average Number of Common Share Equivalents                                      317,876      154,414      168,264
                                                                            -----------  -----------  -----------
Average Shares and Share Equivalents Outstanding                             30,271,992   30,435,674   30,134,572
                                                                            ===========  ===========  ===========


Net Income                                                                  $40,939,000  $30,512,000  $32,817,000
Preferred Dividends

                                                                            -----------  -----------  -----------
Available to Common Shares                                                  $40,939,000  $30,512,000  $32,817,000
                                                                            ===========  ===========  ===========

Earnings Per Common Share - assuming dilution:                                    $1.35        $1.00        $1.09
                                                                            ===========  ===========  ===========




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